UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2010

RRI Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 497-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In this Current Report on Form 8-K, "RRI Energy" refers to RRI Energy, Inc., and "we," "us," and "our" refer to RRI Energy and its consolidated subsidiaries.

As previously reported, on September 20, 2010, RRI Energy entered into a purchase agreement with Mirant Corporation ("Mirant"), GenOn Escrow Corp., a newly formed Delaware subsidiary of Mirant ("GenOn Escrow"), and J.P. Morgan Securities LLC, as representative of the several initial purchasers. The purchase agreement relates to series of senior unsecured notes due in 2018 and 2020 issued by GenOn Escrow on October 4, 2010, with funds deposited in a segregated escrow account. Concurrent with the close of our proposed merger with Mirant, GenOn Escrow will merge with and into RRI Energy and we will assume GenOn Escrow’s obligations under the notes and related indenture and the funds held in escrow will be released to us.

On October 4, 2010, in connection with GenOn Escrow’s issuance of the notes, we and the initial purchasers entered into an agreement (the "Registration Rights Agreement") obligating us to:

• file a registration statement with the Securities and Exchange Commission ("SEC") with respect to an offer to exchange the 2018 notes for new exchange notes having terms substantially identical in all material respects to the 2018 notes and to exchange the 2020 notes for new exchange notes having terms substantially identical in all material respects to the 2020 notes (except, in each case, that the registered notes will not be subject to additional interest provisions or restrictions on ownership or transfer); or

• if necessary, file a shelf registration statement with respect to resales of the notes of each series.

Under the Registration Rights Agreement, we will use commercially reasonable efforts to cause the exchange offer to be completed within 360 days after the issuance of the notes, and holders of the notes will be entitled to the payment of additional interest if we do not comply with these obligations within that time period.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. These forward-looking statements involve a number of risks and uncertainties. RRI Energy cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about RRI Energy’s and Mirant’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in RRI Energy’s filings with the SEC. These include risks and uncertainties relating to: the ability to obtain the requisite RRI Energy and Mirant shareholder approvals; the ability to complete the requisite financing; the risk that Mirant or RRI Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the ability to resolve any litigation related to the merger; the timing to consummate the proposed merger; general worldwide economic conditions and related uncertainties; and the effect of changes in governmental regulations; and other factors discussed or referred to in the “Risk Factors” section of the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 (Registration No. 333-167192) that was filed by RRI Energy with the SEC in connection with the merger, and of RRI Energy’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Each forward-looking statement speaks only as of the date of the particular statement and RRI Energy undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger between RRI Energy and Mirant, RRI Energy filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of RRI Energy and Mirant and that also constitutes a prospectus of RRI Energy. The registration statement was declared effective by the SEC on September 13, 2010. RRI Energy and Mirant urge investors and shareholders to read the registration statement, and any other relevant documents filed with the SEC, including the joint proxy statement/prospectus that is a part of the registration statement, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from RRI Energy’s website (www.rrienergy.com) under the tab “Investor Relations” and then under the heading “Company Filings,” and from Mirant’s website (www.mirant.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RRI Energy, Inc.

October 8, 2010	By:	/s/ Thomas C. Livengood

Name: Thomas C. Livengood
Title: Senior Vice President and Controller